UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2008

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2008, the Board of Directors of Pfizer Inc. (the "Company") approved certain amendments to the Company's By-laws as, follows:

—    The By-laws were amended to change Article I, Section 9 (Special Meetings) to provide that the Chair of the Board or the Secretary shall call a special meeting of the stockholders at the request in writing of one or more record holders of the Company’s stock representing in the aggregate not less than twenty-five percent (25%) of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting.

—   The By-laws were be amended to make related and conforming changes to Article II, Section 1 (Number; Election; Term); Article II, Section 12 (Eligibility to Make Nominations); and Article II, Section 13 (Procedure for Nominations by Stockholders).

The preceding is qualified in its entirety by reference to the Company’s amended and restated By-laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
Exhibit 3.1	Pfizer Inc. By-laws, as amended on October 23, 2008.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Lawrence A. Fox Lawrence A. Fox
Title: Vice President-Corporate Governance, Assistant General Counsel and Assistant Secretary
Dated: October 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Pfizer Inc. By-laws, as amended on October 23, 2008.